Exhibit 25.3

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FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |    |

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

CITY NATIONAL CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	95-2568550
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

City National Plaza
555 South Flower Street
Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Guarantee of Trust Preferred Securities of City National Capital Trust I
(Title of the indenture securities)

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1.         General information.  Furnish the following information as to the trustee:

(a)                              Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                          Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                            List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                    A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                    A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.
333-121948).

3.                                    A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.
333-152875).

4.                                    A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                    The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 25th day of November, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/	MELONEE YOUNG
Name:		MELONEE YOUNG
Title:		VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income 0
LESS: Allowance for loan and
lease losses 0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	852,858
Other intangible assets	251,145
Other assets	156,398
Total assets	$1,910,218

1

	LIABILITIES

Deposits:
	In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
	Not applicable
	Federal funds purchased and securities
	sold under agreements to repurchase:
	Federal funds purchased	0
	Securities sold under agreements to repurchase	0
	Trading liabilities	0
	Other borrowed money:
	(includes mortgage indebtedness
	and obligations under capitalized
	leases)	268,691
	Not applicable
	Not applicable
	Subordinated notes and debentures	0
	Other liabilities	198,124
	Total liabilities	468,527
	Not Applicable

	EQUITY CAPITAL

	Perpetual preferred stock and related surplus	0
	Common stock	1,000
	Surplus (exclude all surplus related to preferred stock)	1,121,520
	Not Applicable
	Retained earnings	316,907
	Accumulated other comprehensive income	2,264
	Other equity capital components	0
	Not Available
	Total bank equity capital	1,441,691
	Noncontrolling (minority) interests in consolidated subsidiaries	0
	Total equity capital	1,441,691
	Total liabilities and equity capital	1,910,218

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz            )               Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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